EXHIBIT (I)

                                Battle Fowler LLP
                                Park Avenue Tower
                               75 East 55th Street
                             New York, NY 10022-3205


                                                            (212) 856-7000

                                                     (212) 856-7816


                                                    January 31, 2000

The Gabelli Westwood Funds
One Corporate Center
Rye, NY 10580-1434

Gentlemen:

                  We have acted as counsel to The Gabelli Westwood Funds, a Massachusetts business trust (the "Trust"), in connection with the preparation and filing of certain amendments to the Registration Statement No. 33-6790 on Form N-1A (the "Registration Statement") covering the issuance and sale of an indefinite number of shares of beneficial interest, of the Trust.

                  We have examined copies of the Agreement and Declaration of Trust and By-Laws of the Trust, the Registration Statement, and such other records and documents, proceedings and documents, including the consent of the Board of Trustees and the minutes of the meeting of the Board of Trustees of the Trust, as we have deemed necessary for the purpose of this opinion. In our examination of such material, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Trust and others.

                  We are not admitted to the practice of law in any jurisdiction but the State of New York and we do not express any opinion as to the laws of other states or jurisdictions except as to matters of Federal law and, with respect to the limited scope of this opinion, Massachusetts law.



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                  Based upon and subject to the foregoing, we are of the opinion that the shares of beneficial interest of the Trust, to be issued in accordance with the terms of the offering, as set forth in the Prospectus and Statement of Additional Information included as part of the Registration Statement, and when issued and paid for, will constitute validly authorized and legally issued shares, fully paid and non-assessable.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the Registration Statement under the heading "Counsel" in the Registration Statement.

                                                              Very truly yours,

                                                         /s/ Battle Fowler LLP
                                                              Battle Fowler LLP